UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	74-3113410
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

400 Hamilton Avenue, Suite 310, Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.25% Notes due 2033	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-224281

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

This Form 8-A is being filed in connection with Hercules Capital, Inc.’s, a Maryland corporation (the “Registrant”), offering of its 6.25% Notes due 2033 (the “2033 Notes”). The 2033 Notes are expected to be listed on the New York Stock Exchange and to trade thereon on or around September 24, 2018 under the trading symbol “HCXY.” As of September 24, 2018, the Registrant had sold and issued $40,000,000 in aggregate principal amount of the 2033 Notes and granted an over-allotment option of up to $6,000,000 in aggregate principal amount of the 2033 Notes.

The description of the 2033 Notes is incorporated herein by reference to the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s Prospectus included in the Registration Statement on Form N-2 (Registration No. 333-224281) as filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), and the information under the heading “Specific Terms of the Notes and the Offering” in the Registrant’s Prospectus Supplement dated September 19, 2018, as filed with the SEC on September 20, 2018 pursuant to Rule 497 under the Securities Act. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

4.1	Indenture, dated as of March 6, 2012, between the Registrant and U.S. Bank National Association (Filed as Exhibit (d)(7) to the Registrant’s Post-Effective Amendment No. 1 on Form N-2 (Registration No. 333-179431), as filed on April 17, 2012 with the SEC, and incorporated herein by reference).

4.2	Sixth Supplemental Indenture, dated as of September 24, 2018 between the Registrant and U.S. Bank National Association (Filed as Exhibit (d)(29) to the Registrant’s Post-Effective Amendment No. 2 on Form N-2 (Registration No. 333-224281), as filed on September 24, 2018 with the SEC, and incorporated herein by reference).

4.3	Form of 6.25% Note due 2033 (Filed as Exhibit (d)(30) to the Registrant’s Post-Effective Amendment No. 2 on Form N-2 (Registration No. 333-224281), as filed on September 24, 2018 with the SEC, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 24, 2018

HERCULES CAPITAL, INC.

By:	/s/ Melanie Grace
Name:	Melanie Grace
Title	General Counsel, Chief Compliance Officer and Secretary